Exhibit 99.1

December 4, 2013

HomeAway Acquires Australia’s Leading Vacation Rental Group, Stayz

AUSTIN, Texas—(BUSINESS WIRE)— HomeAway, Inc. (NASDAQ:AWAY), the world’s leading online marketplace for vacation rentals, announced today it has acquired Stayz Group, the publisher of Stayz.com.au and the leading online vacation rental marketplace in Australia. The Stayz Group, which also includes Rentahome.com.au, TakeABreak.com.au, and YesBookIt, was purchased from Fairfax Digital, a division of Fairfax Media Limited (ASX:FJX), for approximately US$198 million in an all-cash transaction. Stayz, which generated AU$25.4 million in revenue in its last fiscal year 2013 (ended in June 2013), has long employed a commission-based business model, which produces the majority of its revenue.

“The acquisition of Stayz adds 33,000 additional Australian-based properties to the HomeAway network. It also provides HomeAway a strong momentum to our newly-launched pay-per-booking business, something Stayz has worked over the years to optimize,” says HomeAway CEO Brian Sharples. “Additionally, they have demonstrated that a vacation rental business can generate attractive margins operating on primarily a pay-per-booking model, and we look forward to learning from their team.”

The acquisition of Stayz continues HomeAway’s investment and reach into the Asia Pacific region. In 2011 the company purchased the vacation rental business from REA Group Limited and subsequently launched HomeAway.com.au and in 2012 made a minority investment in China-based vacation rental company, Tujia.com. HomeAway acquired majority control of short-term rental site travelmob.com in July of this year and made a majority purchase of New-Zealand-based vacation rental site, Bookabach, last month.

Founded in 2001, and purchased by Fairfax Media in 2005, the Stayz business has grown into a portfolio of sites that generate both subscription and performance-based revenues from properties operated by owners and property managers. Stayz traffic outsizes their next biggest competitor by almost 8-to-1, generating strong levels of customer satisfaction for both owners and travelers.

“HomeAway is absolutely the perfect partner for us,” says Anton Stanish, General Manager for Stayz. “By joining forces, our customers benefit from the global reach and technology leadership HomeAway can provide as the region’s and the world’s largest vacation rental company.”

The business and its 40-person team will continue to operate from its headquarters in Sydney and will be managed by Stanish. It is expected that Stayz’ inventory will be integrated into HomeAway’s pay-per-booking inventory in the US and Europe to generate additional traffic for Stayz properties from international markets.

Conference Call & Webcast Information

HomeAway will host a conference call for investors today, Wednesday, December 4, 2013, at 9:00 a.m. Eastern Time. To participate in the conference call, investors should join ten minutes prior to the scheduled start time. Callers in the United States and Canada should join by dialing (877) 874-1565, passcode 2879092. Callers outside the United States and Canada should join by dialing (719) 325-4870, passcode 2879092. In addition, a live webcast of the call will be accessible through the Investor Relations section of HomeAway’s website at http://investors.homeaway.com and will be archived online for 60 days upon completion of the conference call.

For those unable to participate during the live broadcast, a telephonic replay of the call will also be available from 12:00 p.m. Eastern Time on December 4, 2013, until 11:59 p.m. Eastern Time on December 18, 2013, by dialing (877) 874-1565, passcode 2879092, in the United States and Canada or (719) 325-4870 outside the United States and Canada, passcode 2879092.

Cautionary Statement Regarding Forward-looking Statements

This press release contains “forward-looking” statements, subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which are based on HomeAway management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include information concerning HomeAway’s and Stayz’ expected, possible or assumed future results of operations and growth and the addition of Stayz to the HomeAway portfolio. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “continues,” “plans,” “believes,” “expects,” “anticipates,” “can,” “could,” “provides,” “look forward to,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause HomeAway’s and Stayz’ actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to the following: (a) HomeAway’s and/or Stayz’ inability to continue to attract and maintain a critical mass of property listings and travelers, (b) the performance of the pay-per-booking business, (c) the lack of or slow growth in the vacation rental market in Australia (d) the impact of general economic conditions and (e) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (the “SEC”). All information provided in this press release is as of the date hereof and, except as required by law, HomeAway assumes no obligation to update this information, even if new information becomes available in the future.

About HomeAway:

HomeAway, Inc. based in Austin, Texas, the world’s leading online marketplace for the vacation rental industry, with sites representing over 773,000 paid listings of vacation rental homes in 171 countries. Through HomeAway, owners and property managers offer an extensive selection of vacation homes that provide travelers with memorable experiences and benefits, including more room to relax and added privacy, for less than the cost of traditional hotel accommodations. The company also makes it easy for vacation rental owners and property managers to advertise their properties and manage bookings online. The HomeAway portfolio includes the leading vacation rental websites HomeAway.com, VRBO.com and VacationRentals.com in the United States; HomeAway.co.uk and OwnersDirect.co.uk in the United Kingdom; HomeAway.de in Germany; Abritel.fr and Homelidays.com in France; HomeAway.es and Toprural.es in Spain; AlugueTemporada.com.br in Brazil; HomeAway.com.au in Australia; and Bookabach.co.nz in New Zealand. Asia Pacific short-term rental site, travelmob.com, is also owned by HomeAway.

HomeAway also operates BedandBreakfast.com, the most comprehensive global site for finding bed-and-breakfast properties, providing travelers with another source for unique lodging alternatives to chain hotels. For more information about HomeAway, please visit www.HomeAway.com.

HomeAway, Inc.

Eileen Buesing, 512-505-1554

Vice President of Communications

ebuesing@homeaway.com